                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-10739, 333-79163 and 333-75093) of Integra Bank Corporation of our report dated January 30, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Memphis, Tennessee
March 20, 2002